UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12

COOPER TIRE & RUBBER COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Transcript of B-roll including Cooper CEO comments

0:01	GRAPHIC: Cooper Tire Acquisition by Apollo Tyres

•	Management Continuity

•	Operate from Existing Facilities

•	Recognize Labor Unions

•	Honor Collective Bargaining Agreements

For Immediate Release

Soundbites & B-Roll

0:07	GRAPHIC: Soundbites:

Roy Armes

Chairman/CEO/President

Cooper Tire & Rubber Company

[AUDIO] Armes: Cooper Tire is being acquired by Apollo Tyres of India and Apollo Tyres is one of the leading tire manufacturers in India. And the combination of both of our companies will be the 7th largest manufacturer and tire company in the world.

0:28	GRAPHIC: Cooper Tire and Apollo Tyres complement each other

[AUDIO] Armes: One of the other things, as you look at this combined company that’s really important is you look at a company like Apollo that’s very strong in the commercial truck tire business. We’re very strong in passenger car tires and light truck tires and we’re just growing or emerging in the commercial truck tire business, particularly in North America and China. And when you combine these with the distribution network that we have globally, it’s a great combination to be successful and continue to grow as a business and not only growing from a product stand point but from a sales and revenue stand point from a 7th largest in the world to even better than that later on.

1:15	GRAPHIC: Apollo Tyres Chooses Cooper Tire for its Strengths

[AUDIO] Armes: We went at this from a position of strength, so we were not looking to be acquired. We’ve had great financial results, record results in the last few years for our company. And as we look at it, we’ve been very successful in the execution of our strategic plan. Strong in

North America, growing and being stronger in Asia, China specifically. I think all of these are things that Apollo was looking at that made us attractive to them.

1:48	GRAPHIC: Cooper Tire Combined Resources with Apollo Tyres

[AUDIO] Armes: Combined resources between Apollo and Cooper can expand our tire technology, innovation and capability on a global scale.

2:07	GRAPHIC: Good Strategic Fit

[AUDIO] Armes: If you start looking at this and why it makes such a good strategic fit is the fact that we don’t have a lot of overlap. We don’t have the overlap geographically, we don’t have the overlap in product, in fact we ought to be able to expand product lines, expand in those geographic regions where one or the other is not present today

2:33	GRAPHIC: Cooper Tire and Apollo Tyres Global Presence

[AUDIO] Armes: We’ll be in the largest tire region in the world in North America. We’re going to be in the fastest growing tire region in the world in China and now India. And we also have a good presence in Europe and South Africa. So, that combination makes it a very good strategic fit.

2:56	GRAPHIC: Cooper Tire and Apollo Tyres Sustainability

[AUDIO] Armes: I think our companies are very similar in terms of some of the things we deliver from a social or a sustainability stand point. Safety, talent of our people, waste management – all of these things continue to be important to both companies. And I think that similarity is another good reason why this acquisition can work very well for both companies.

3:26	GRAPHIC: Cooper Tire and Apollo Tyres Corporate & Social Responsibility

[AUDIO] Armes: In terms of corporate social responsibility, both companies have a very strong commitment to sustainability and really giving back to the communities where we live and work. The environmental sustainability is important to both companies – very similar – so I think the alignment is very good. We also have a strong focus on safety of our people and the development of our people.

3:56	GRAPHIC: Cooper Tire and Apollo Tyres Focus on People

[AUDIO] Armes: The people become really our focus and making sure that our people are comfortable with what’s going on and that they can see the value in this acquisition and they can see the value longer term and what it means to them.

4:15	GRAPHIC: Cooper Tire Broll

ADDITIONAL INFORMATION

In connection with the proposed transaction, Cooper will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND COOPER. You will be able to obtain the proxy statement, as well as other filings containing information about Cooper, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Cooper with the SEC can also be obtained, free of charge, by directing a request to Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840, c/o Jerry Long (investorrelations@coopertire.com).

Participants in the Solicitation

Cooper and its directors and officers may be deemed to be participants in the solicitation of proxies from Cooper’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about Cooper’s directors and officers and their ownership of Cooper’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2013 and the proxy statement for Cooper’s Annual Meeting of stockholders, which was filed with the SEC on March 26, 2013. Stockholders may obtain additional information regarding the interests of Cooper and its directors and executive officers in the proposed transaction, which may be different than those of Cooper’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are not based on historical facts but instead reflect Cooper’s and Apollo’s expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “project,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this release are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas and the unavailability of such raw materials or energy sources; the failure of Cooper’s or Apollo’s suppliers to timely deliver products in accordance with contract specifications; changes in economic and business conditions in the world; failure to implement information technologies or related systems, including failure by Cooper to successfully implement an ERP system; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in Cooper’s or Apollo’s customer relationships, including loss of particular business for competitive or other reasons; litigation brought against Cooper or Apollo, including products liability claims, which could result in material damages against Cooper or Apollo; changes to tariffs or the imposition of new tariffs or trade restrictions; changes in pension expense and/or funding resulting from investment performance of Cooper’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; government regulatory and legislative initiatives including environmental and healthcare matters; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in Cooper’s or Apollo’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the

United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; the impact of labor problems, including labor disruptions at Cooper or Apollo or at one or more of their large customers or suppliers; failure to attract or retain key personnel; consolidation among competitors or customers; inaccurate assumptions used in developing Cooper’s or Apollo’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; changes in Cooper’s relationship with joint-venture partners; the inability to obtain and maintain price increases to offset higher production or material costs; inability to adequately protect Cooper’s or Apollo’s intellectual property rights; inability to use deferred tax assets; other factors that are set forth in management’s discussion and analysis of Cooper’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of Cooper by Apollo, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.